UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

PACCAR Inc
 (Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 468-7400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 16, 2009, the Company issued a press release announcing new technology centers and commenting on market conditions. The announcement, a copy of which is furnished as Exhibit 99.1 to this Report, is incorporated herein by reference.

This Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.
The following are furnished as Exhibits to this Report.

Exhibit Number	Description
99.1	Press release of March 16, 2009 regarding technology centers and the commercial vehicle market.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc
Date:	March 16, 2009	By:	/s/ D. C. Anderson

D. C. Anderson
Vice President and General Counsel